Exhibit 99.3

September 19, 2025

The Honorable Doug Burgum
Chairman of the National Energy Dominance Council and
Secretary of the Interior
U.S. Department of the Interior
1849 C Street NW
Washington, DC 20240

The Honorable Chris Wright
Vice Chairman of the National Energy Dominance Council and
Secretary of Energy
U.S. Department of Energy
1000 Independence Ave, SW
Washington, DC 20585

Re:     Request for Expedited Support of FPSO
Santa Ynez Unit – Pacific OCS Area

Dear Chairman Burgum and Vice Chairman Wright:

Sable Offshore Corp. respectfully requests your support to proceed with the permitting and installation of a Floating Production Storage and Offloading vessel (“FPSO”) to provide access to the market for federal crude oil produced from the Santa Ynez Unit in the Pacific Outer Continental Shelf Area. There are currently over 200 FPSO’s operating in the world, with three that are presently active in the Gulf of America.

Recently passed legislation by the California state legislature is creating barriers which necessitate our need for an alternative offshore solution. Our proposed FPSO plan is consistent with the offshore option previously utilized in the original Development and Production Plan for the Santa Ynez Unit. Attached is a brief description of the planned FPSO for your further review.

Aligned with President Trump’s directive in establishing the National Energy Dominance Council to prioritize increasing energy production, your attention will ensure Sable Offshore Corp. can safely and responsibly develop the federal crude oil resources of the Santa Ynez Unit for the benefit of the people of the United States. Sable Offshore Corp. appreciates your expedited consideration and support.

Very truly yours,
James C. Flores
Chairman and CEO

Attachment – FPSO Description

cc:     Jarrod Agen, Executive Director
National Energy Dominance Council

Kate MacGregor, Deputy Secretary
U.S. Department of the Interior

845 TEXAS AVENUE, SUITE 2920, HOUSTON, TEXAS 77002

Exhibit 99.3
John Reiten, Deputy Executive Director
National Energy Dominance Council

Matthew Giacona, Acting Director
Bureau of Ocean Energy Management

Kenneth Stevens, Principal Deputy Director
Bureau of Safety and Environmental Enforcement

Douglas Boren, Pacific Regional Director
Bureau of Ocean Energy Management

Bobby Kurtz, Acting Associate Director Pacific OCS Region
Bureau of Safety and Environmental Enforcement

Leslie Beyer, Assistant Secretary
Land and Minerals Management

Exhibit 99.3

Santa Barbara County
California
Las Flores Canyon
Processing Facility
Hondo
Harmony
1 Nautical Mile
Heritage
Sable FPSO
OCS- P0181
LOCATION FOR
SABLE FPSO
SABLE
OFFSHORE
Santa Ynez Unit
Legend
Sable FPSO
LFC Processing Facility
Platform
Sable Federal Leases (SYU)
Sable Offshore Pipeline
12" Dry Gas
20" Emulsion Line
12" Water Line
0 0.72 1.45 2.9
Miles
Map Date:9/16/2025

Exhibit 99.3

Hondo
Harmony
1 Nautical Mile
Sable FPSO
OCS- P0181
LOCATION FOR SABLE FPSO
SABLE OFFSHORE
Santa Ynez Unit
Legend
Sable FPSO
Platform
Sable Federal Leases (SYU)
Sable Offshore Pipeline
12" Dry Gas
20" Emulsion Line
12" Water Line
0 0.2 0.39 0.78
Miles
Map Date:9/16/2025

Exhibit 99.3

Sable Offshore Corp FPSO	
Top Side Engineering	AMEC/Fluor
Hull	Samsung
Top Sides Fabrication	Samsung
Top Sides Construction	Samsung
Turret Manufacturing	SBM Offshore
Quarter Capacity	80
Classification	LR (Lloyd's Register)
Length	850'
Width	150'
Depth	85'
Hull	Double Hull
Deadweight	150,000 tonnes
Construction	2006
Max Oil Production	100,000 barrels of oil per day
Gas Processing	80 MMSCF/D
Hull Throughput	113,000 barrels of fluid/Day
Gas Injection	40 MMSCF/D
Gas Export	40 MMSCF/D
Storage Capacity	900,000 barrels
Flare Type	Tower
Anchor legs	9